Exhibit 99.1

Interlink Electronics Reports First Quarter 2021 Results

May 6, 2021 6:00 AM PDT

IRVINE, CA – (Business Wire) – Interlink Electronics, Inc. (NASDAQ: LINK), a world-leading trusted advisor and technology partner in the advancing world of human-machine interface (HMI) and force-sensing technologies, today announced its financial results for the three months ended March 31, 2021. Net revenue for the quarter was $1.6 million, down 7% from the prior year period. Gross margin was substantially consistent with prior year at 56%. The Company completed its relisting with Nasdaq in March 2021.

Consolidated Financial Highlights

(Amounts in thousands except per share data and percentages)

	Three months ended March 31,
Consolidated Financial Results	2021	2020	$ ∆	% ∆
Net revenue	$1,568	$1,691	$(123)	(7.3)%
Gross profit	$874	$959	$(85)	(8.9)%
Gross margin	55.7%	56.7%

Income (loss) from operations	$(60)	$(72)	$12	nm	%

Net income (loss)	$(43)	$(18)	$(25)	nm	%
Earnings (loss) per share – diluted	$(0.01)	$(0.00)	$(0.01)	nm	%

•	Revenue in the first quarter of 2021 decreased 7% to $1.6 million from $1.7 million in the same year-ago period, primarily due to lower demand of our custom products in the medical market and for our standard products, offset by higher higher demand of our custom products in the industrial and consumer markets. Demand in the medical market continues to be impacted by the COVID-19 pandemic which has impacted our customers’ ability to install devices in hospitals, while increases in product volume in the industrial and consumer products was due to an increase in our customers’ demands and purchases on corresponding products and programs.

•	Gross margin decreased slightly to 55.7% in the current quarter from 56.7% in the year-ago quarter. Gross margin is impacted by the mix of products and customers, and operational efficiencies, which were substantially consistent in both periods.

•	Income/loss from operations was an operating loss of $60 thousand for the first quarter of 2021, compared with an operating loss of $72 thousand in the same period in 2020. Operating income/loss was impacted by lower operating expenses in the current quarter, as a result of forgiveness of the $186 thousand PPP loan, offset partially by higher legal, professional, and registration fees associated with relisting on Nasdaq in March 2021, as well as continued strategic investments in sales and marketing personnel and operational and administrative infrastructure.

•	In the first quarter of 2021, after-tax net income/loss was a net loss of $43 thousand, or loss of $0.01 per diluted share, compared to net loss of $18 thousand, or $0.00 per diluted share, in the same year-ago period.

•	Interlink ended the quarter with $6.1 million in cash and cash equivalents.

“We have seen a strong rebound in demand for our products during the first quarter leading to a robust sales pipeline across multiple industries and based on current momentum we expect to show year over year revenue growth for the remainder of 2021,” said Steven N. Bronson, Chairman, President, and CEO of Interlink Electronics. “We have added additional resources including our new vice president of engineering and advanced materials as well as key hires within our sales team.

“In Q1, we also delivered on our promise to uplist on the NASDAQ Capital Market and are tracking to our other objectives and plans for continued growth,” added Mr. Bronson.

About Interlink Electronics, Inc.

Interlink Electronics is a world-leading trusted provider of HMI, sensor, and IoT solutions. In addition to standard product offerings, Interlink utilizes its expertise in materials science, manufacturing, firmware, and software to produce in-house system solutions for custom applications. For 35 years, Interlink has led the printed electronics industry in the commercialization of its patented Force Sensing Resistor® technology and has supplied some of the world’s top electronics manufacturers with intuitive sensor and interface technologies like the VersaPad and the new VersaPad Plus, which boasts the largest active surface area of any resistive touchpad. It also has a proven track record of supplying technological solutions for mission-critical applications in a diverse range of markets—including medical, automotive, consumer electronics, telecommunications, and industrial control—providing standard and custom-designed sensors that give engineers the flexibility and functionally they seek in today’s sophisticated electronic devices. Interlink serves an international customer base from its headquarters in Irvine, California, and pending world-class materials science lab and R&D center in Camarillo, California. They are supported by strategic global locations covering manufacturing, distribution, and sales support. For more information, please visit InterlinkElectronics.com.

Forward Looking Statements

This release contains forward-looking statements. Forward-looking statements include, but are not limited to, the company’s views on future financial performance and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the company’s forward-looking statements include, among other things, the following: our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Interlink Electronics, Inc.

IR@iefsr.com

Steven N. Bronson, CEO

805-623-4184

INTERLINK ELECTRONICS, INC.
CONENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2021	2020

	(in thousands, except par value)
ASSETS
Current assets
Cash and cash equivalents	$6,098	$6,120
Restricted cash	5	5
Accounts receivable, net	970	1,113
Inventories	881	866
Prepaid expenses and other current assets	337	392
Total current assets	8,291	8,496
Property, plant and equipment, net	364	407
Intangible assets, net	179	195
Right-of-use assets	272	334
Deferred tax assets	548	527
Other assets	64	63
Total assets	$9,718	$10,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$286	$235
Accrued liabilities	295	343
Lease liabilities, current	195	219
PPP loan payable	—	186
Accrued income taxes	53	59
Total current liabilities	829	1,042

Long term liabilities
Lease liabilities, long term	99	140
Total long-term liabilities	99	140
Total liabilities	928	1,182

Stockholders’ equity
Preferred stock	—	—
Common stock	7	7
Additional paid-in-capital	57,971	57,966
Accumulated other comprehensive income	25	37
Accumulated deficit	(49,213)	(49,170)
Total stockholders’ equity	8,790	8,840
Total liabilities and stockholders’ equity	$9,718	$10,022

INTERLINK ELECTRONICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
	2021	2020

	(in thousands, except per share data)
Revenue, net	$1,568	$1,691
Cost of revenue	694	732
Gross profit	874	959
Operating expenses:
Engineering, research and development	217	285
Selling, general and administrative	717	746
Total operating expenses	934	1,031
Income (loss) from operations	(60)	(72)
Other income (expense):
Other income (expense), net	10	6
Income (loss) before income taxes	(50)	(66)
Income tax expense (benefit)	(7)	(48)
Net income (loss)	$(43)	$(18)

Earnings (loss) per share – basic and diluted	$(0.01)	$(0.00)

Weighted average common shares outstanding – basic and diluted	6,601	6,563